                                                                     Exhibit 4.4

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

               VOID AFTER 5:00 P.M., NEW YORK TIME, ON JANUARY
               15, 2009 OR IF NOT A BUSINESS DAY, AS DEFINED
               HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT
               FOLLOWING BUSINESS DAY.

                            WARRANT TO PURCHASE UP TO
                                     583,333
                             SHARES OF COMMON STOCK
                                       OF
                                TOWER GROUP, INC.

      This certifies that, for good and valuable consideration, American Re-Insurance Company, and its registered, permitted assigns (collectively, the "Warrantholder"), is entitled to purchase from Tower Group, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 A.M., New York time, on the Original Issue Date, and before 5:00 P.M., New York time, on the Expiration Date (or, if such day is not a Business Day, at or before 5:00 P.M., New York time, on the next following Business Day), the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company stated above at the Exercise Price (as defined herein). The number of shares purchasable hereunder and the Exercise Price is subject to adjustment from time to time as provided in Article III hereof.

                                   ARTICLE I

            Section 1.01: Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

            Affiliate: With respect to any Person, any other Person that, (i) directly or through one or more intermediaries; controls such Person or (ii) is controlled by or is under common control with such Person.

            American Re-Insurance Company: American Re-Insurance Company, a Delaware corporation, and its successors and assigns.

            Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

            Certificate of Designations: The Certificate of Designations, Preferences and Rights of Series A Cumulative Redeemable Preferred Stock, as more fully described in the Recitals of the Securities Purchase Agreement.

            Certificate of Incorporation: The Certificate of Incorporation of Tower Group, Inc., as more fully described in the Recitals of the Securities Purchase Agreement.

            Common Stock: The common stock, par value $.01 per share, of the Company.

            Common Stock Equivalents: Securities that are convertible into or exercisable or exchangeable for shares of Common Stock.

            Control: With respect to any Person, possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            Controlling Stockholder: With respect to the Company, a Person possessing, directly or indirectly, the power to direct or cause the direction of the management policies of the Company, whether through the ownership of voting securities, by contract or otherwise.

            Current Market Value: On any date specified herein, the average daily Market Value (as defined below) during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock (or Common Stock Equivalent) is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Value shall be the Market Value on such date. For purposes of this definition, "Market Value" shall mean, on any date of determination, the amount, per share of Common Stock (or Common Stock Equivalent), equal to (i) the last sale price of such Common Stock (or Common Stock Equivalent), regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national or foreign securities exchange on which such Common Stock (or Common Stock Equivalent) is then listed or admitted to trading, or (ii) if such Common Stock (or Common Stock Equivalent) is not then listed or admitted to trading on any national or foreign securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock (or Common and asked prices of the Common Stock (or Common Stock Equivalent) on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock (or Common Stock Equivalent) is not then listed or admitted to trading on any national or foreign exchange or quoted in the over-the-counter market, the fair value thereof as determined in good faith by the Board of Directors of the Company., If the circumstances described in the foregoing subdivision (iv) apply, Market Value shall be determined on the basis of an assumed sale of the Company., as a whole and shall not give effect to any discount for lack of liquidity or the fact that the Company has no class of equity securities registered under the Exchange Act.

            Demand Registration: See Section 5.01 hereof.

            Dollars and the sign "$": The lawful currency of the United States of America.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Exercise Price: $1.3714 per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof.

            Expiration Date: 5:00 P.M., New York time, on January 15, 2009 or, if such day is not a Business Day, the next succeeding day which is a Business Day.

            Holder: Any Person owning, or having a right to acquire upon exercise of any Warrant, Registrable Securities (the number of securities deemed owned by such Holder to include, for all purposes hereunder, any securities issuable to such Holder upon such exercise) or any assignee thereof in accordance with Section 5.10 hereof.

            NASD: National Association of Securities Dealers, Inc. and NASDAO:
NASD Automated Quotation System.

            Original Issue Date: January 15, 1997.

            Other Holders: See Section 5.03(1) hereof.

            Person: An individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity engaging in commercial activities.

            Piggyback Registration: See Section 5.02 hereof.

            Preferred Stock: The Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company.

            Prospectus: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

            Public Offering: A public offering of any of the Company's equity or debt securities pursuant to an effective Registration Statement under the Securities Act.

            Registered Securities: Any Registrable Securities which have been included in an effective Registration Statement pursuant to the terms of Article V hereof.

            Registrable Securities: Any Warrant Shares issued or issuable to American Re-Insurance Company, and/or its designees, assignees or transferees and/or other securities that may be or are issued by the Company upon exercise of this Warrant, including those which may thereafter be issued by t) e Company in respect of any such securities by means of any stock splits, stock dividends, recapitalization, reclassification or the like, and as adjusted pursuant to
Article III hereof, provided, however, that as to any particular securities that are Registrable Securities, such securities shall cease to be Registrable Securities when a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement.

            Registration Statement: Any Registration Statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

            SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Purchase Agreement: The Securities Purchase Agreement between the Company and American Re-Insurance Company, dated as of January 15, 1997.

            Senior Officer: Any of the Chief Executive Officer, the Chief Financial Officer, or the Chief Operating Officer of the Company, or any person performing substantially similar duties.

            Stockholders' Agreement: The Stockholders' Agreement dated as of January 15, 1997, among the Company, the stockholders of the Company listed on the signature pages thereto and the Warrantholder.

            Subscription Form: The form annexed hereto which must be surrendered upon exercise of this Warrant.

            Warrants: This Warrant and all other warrants that may be issued in its or their place.

            Warrantholder. The Person to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant or any portion thereof is registered upon the books to be maintained by the Company for that purpose.

            Warrant Shares: Common Stock, Common Stock Equivalents and other securities purchased or purchasable upon exercise of the Warrants.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANT

            Section 2.01: Duration of Warrant. The Warrantholder may exercise this Warrant, in whole or in part, at any, time and from time to time after 9:00 A.M., New York time, on the Original Issue Date, and before 5:00 P.M., New York time, on the Expiration Date. If this Warrant is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

            Section 2.02: Exercise of Warrant.

            (a) The Warrantholder may exercise this Warrant, in whole or in part (but in no event may this Warrant be exercised for fewer than 1,000 Warrant Shares) by presentation and surrender of this Warrant to the Company at its principal corporate office or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by payment of the Exercise Price for each Warrant Share to be purchased. The Warrantholder may elect to pay all or any portion of the Exercise Price payable upon any exercise of this Warrant (i) in the form of Preferred Stock, in lieu of cash, by surrendering such shares to the Company for cancellation at the time of such exercise, such shares to be credited toward payment of the Exercise Price in an amount equal to the Liquidation Preference Amount of such shares at the time of such exercise, (ii) in the form of the Warrant, in lieu of cash, by surrendering any portion of such Warrant to the Company for cancellation at the time of such exercise, such portion to be credited toward payment of the Exercise Price in an amount equal to the difference between the Current the Company in writing to reduce the amount of accrued and unpaid dividends with respect to such shares of Series A Preferred Stock at the time of such exercise, such dividends to be credited toward payment of the Exercise Price, or (iv) by a wire transfer made pursuant to instructions from the Company or a bank or certified check payable to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise.

            (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall within five Business Days cause to be issued certificates for the total number of shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the anti-dilution provisions contained in Article III hereof, if any) in such denominations (but in no event for fewer than 1,000 Warrant Shares) as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the resale of the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing such Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit such Warrant Shares to be resold without such registration.

            (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new Warrant to the Warrantholder.

            (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of any Warrant Shares to the Holder of the Warrant being exercised.

            (e) The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

            (f) The Company shall assist and cooperate with any Warrantholder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

            (g) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Public Offering, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering in which case such exercise shall not be deemed to be effective until the consummation of the Public Offering.

            (h) The Company shall take all such actions as may be necessary to assure that all Warrant Shares may be issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

            Section 2.03: Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company that from time to time would be issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances and, except as may be required by applicable securities law, restrictions on sale, and free and clear of all preemptive rights. Upon each adjustment in the number of Warrant Shares for which Warrants are exercisable pursuant to' Article III hereof, the Company shall reserve an additional number of Warrant Shares sufficient to permit the exercise of all Warrants as so adjusted.

            Section 2.04: Listing. Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, and chn1l maintain such listing of any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

            Section 2.05: Fractional Interests. The Company shall not be required to issue fractional shares of Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Warrant Shares which shale be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a share of Warrant Shares would, except for the provisions of this Section 2.05, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay to the Warrantholder an amount in cash equal to the product of (i) such fraction of a share of Warrant Shares and (ii) the difference between the Current Market Value of a share of Common Stock (or Common Stock Equivalent) and the Exercise Price.

                                  ARTICLE III

                      ADJUSTMENT OF SHARES OF COMMON STOCK
                        PURCHASABLE AND OF EXERCISE PRICE

            The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

            Section 3.01: Mechanical Adjustments.

            (a) If at any time or from time to time after the date hereof the Company shall (i) declare a dividend or make a distribution on the Common Stock in each case payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares, (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the surviving corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive upon exercise of this Warrant the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, such Warrantholder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 3.01 (a) shall be made immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

            (b) If at any time or from time to time after the date hereof the Company shall (i) issue or sell any Common Stock or Common Stock Equivalents without consideration or for consideration per share (determined (1) in the case of Common Stock Equivalents, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such Common Stock Equivalents plus the minimum aggregate consideration payable to the Company upon exercise or conversion or exchange thereof by (y) the total number of shares of Common Stock covered by such Common Stock Equivalents and (2) in the case of any noncash consideration, as determined in good faith by the Board of Directors of the Company) less than the higher of the Current Market Value and the Exercise Price in effect immediately prior to the date of such issuance or sale (other than issuances of Common Stock or Common Stock Equivalents to employees of the Company pursuant to employee benefit plans that may be coverable by a Registration Statement on Form S-8 (or similar forms or successor forms)) or (ii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents), at a price (or having an exercise or conversion price per share) less than the higher of such Current Market Value and the Exercise Price in effect immediately prior to the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders shall be deemed to be the record date set by the Company to determine shareholders entitled to participate in such distribution) by a fraction: (1) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to the date of such sale or issuance plus (B) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at the higher of such Current Market Value and such Exercise Price; and
(2) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to the date of such issuance or sale plus (B) the number of additional shares of Common Stock offered for the subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Any adjustments required by this Section 3.01(b) shall be made immediately after such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever such event shall occur. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered.

            (c) If at any time or from time to time after the date hereof the Company shall fix a record date for the issuance or making a distribution to all holders of the Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the surviving corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3.01 (a) hereof, cash dividends or cash distributions paid out of net profits or earned surplus legally available therefor and in the ordinary course of business or subscription rights, options or warrants for Common Stock or Common Stock Equivalents (excluding those referred to in Section 3.01 (b) hereof) (any such non-excluded event being herein called a "Special Dividend")), (i) the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction (A) the numerator of which shall be the Exercise Price in effect on such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock and (B) the denominator of which shall be such Exercise Price then in effect and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction (x) the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and (y) the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. Any adjustment required by this Section.3.01 (c) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

            (d) If at any time or from time to time after the date hereof the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior to such distribution, all subject to further adjustment as provided in this
Article III, and the Company shall reserve, during the term of the Warrant, such securities of such subsidiary or other corporation; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

            (e) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraphs (a) or (b) of this Section 3.01, the number of Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect immediately prior to the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

            (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any , adjustment made hereunder.

            (g) In the event that at any time, as a result of any adjustment made pursuant to Section 3.01 (a) hereof, the Warrantholder thereafter shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.01 (a) hereof.

            (h) In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor after deducting therefrom any discount or commission paid by the Company for any underwriting of the issuance thereof, shall be deemed to be the amount received by the Company therefor. The term "issue" shall include the sale or other disposition of shares held by or on account of the Company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

            (i) In the event that the Company shall enter into any transaction for the purpose of avoiding the application of the provisions of Article III hereof, the benefits provided by such provisions shall nevertheless apply and be preserved.

            (j) The Company from time to time may, as the Board of Directors deems appropriate, reduce the Exercise Price by any amount for any period of time if the period is at least 30 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock. Whenever the Exercise Price is reduced, the Company shall mail to Warrantholders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect. A reduction of the Exercise Price pursuant to this Section 3.01(j), other than a reduction which the Company has irrevocably committed will be in effect for so long as any Warrants are outstanding, does not change or adjust the Exercise Price otherwise in effect for purposes of Article III hereof.

            Section 3.02: Notices of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by a Senior Officer setting forth the adjusted number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price for such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

            Section 3.03: No Adjustment for Dividends. Except as provided in
Section 3.01 hereof, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

            Section 3.04: Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than merger with a subsidiary in which the Company is the surviving corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall provide, in a manner reasonably satisfactory to the Warrantholder, as a condition precedent to such transaction, that the Warrantholder has the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive from such successor or purchasing corporation upon exercise of this Warrant the kind and amount of shares and other securities and property which the Warrantholder would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale, lease, transfer or conveyance had this Warrant been exercised immediately prior to such action. Such provision shall require adjustments be made in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the, Company other than Common Stock, any such issue -shall be treated as an issue of Common Stock covered by the provisions of Article III hereof. The provisions of this Section
3.04 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

            Section 3.05: Form of Warrant After Adjustments. The form of this Warrant need not be changed as a result of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

            Section 3.06: Treatment of Warrantholder. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                   ARTICLE IV

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

            Section 4.01: No Rights as Shareholders; Notice to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his, her or its transferee, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by certified mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

            (a) the Company shall authorize the payment of any dividend payable in any securities on the Common Stock or authorize the making of any distribution (other than' a cash dividend or cash distribution paid out of net profits or earned surplus legally, available therefor) on the Common Stock;

            (b) the Company shall authorize the issuance to the holders of Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

            (c) a dissolution, liquidation or winding up of the Company shall be proposed; or

            (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock or a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale, lease, transfer, exchange, conveyance or other disposition to another corporation of all or substantially all of the assets of the Company in a single transaction or series of related transactions.

            Such giving of notice shall be initiated at least ten Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or effective date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

            Section 4.02: Lost, Stolen. Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                   ARTICLE V

                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

            Section 5.01: Registration Upon Request.

            (1) If the Company shall be requested in writing at any time or from time to time after any initial public offering of the Company's securities by Holders of thirty-three and one-third percent (33 1/3%) of the Registrable Securities (individually an "Initiating Holder," collectively the "Initiating Holders") (hereinafter such request a "Demand Registration"), to effect the registration under the Securities Act of a number of Registrable Securities (which request shall specify the aggregate number of Registrable Securities intended to be offered and sold by the Initiating Holders, which number may not represent less than thirty-three and one-third percent (33 1/3%) of the total Registrable Securities, and shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking by the Initiating Holder to cooperate with the Company in order to permit the Company to comply with all applicable requirements of the Securities Act and the rules and regulations thereunder and to obtain acceleration of the effective date of the registration statement), the Company shall (i) promptly notify each of the remaining Holders of such proposed registration, and (ii) use its best efforts to effect, as expeditiously as possible, the registration (and to keep such registration continuously effective until all of the shares covered thereby have been distributed) on an appropriate form under the Securities Act of the Registrable Securities which the Company has been requested to register by the Initiating Holders and each other Holder requesting registration by notice to the Company within 20 days of delivery of the Company's notice, subject to the limitations set forth in Section 5.03(1 ) hereof. The Company shall be obligated to effect one (1) but no more than one (1) Demand Registration under this Article V. If
(i) the Company withdraws a Registration Statement filed pursuant to a Demand Registration prior to the effectiveness thereof, (ii) the sale of securities to which a Registration Statement filed pursuant to a Demand Registration applies is not consummated because of the failure of the Company to comply with the provisions of Article V hereof, or (iii) upon the consummation of a sale of securities to which a Registration Statement filed pursuant to a Demand Registration applies, less than 80% of the securities registered for sale or requested to be registered for sale thereunder are sold, such Registration Statement shall not be counted in determining the number of registrations in which such Holder's securities have been included or otherwise adversely affect such Holder's rights hereunder.

            (2) If the Company is requested to effect a Demand Registration and the Company furnishes to the Holders of Restricted Stock requesting such registration a copy of a resolution of the Board of Directors certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder and stating the basis of such good faith judgment, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request for such registration from the Holder or Holders of Restricted Stock requesting such registration; provided that during such time the Company may not file a registration statement (other than a registration statement on Form S-4 or Form S-8 or a registration statement already approved by the Board of Directors) for securities to be issued and sold for its own account or that of anyone other than the Holder or Holders of Restricted Stock requesting such registration.

            If a majority of registering Holders so elect and such election is approved by the Company (which approval shall not be unreasonably withheld), the offering of all or a portion of such Registrable Securities pursuant to the registration shall be in the form of an underwritten offering and the managing underwriter or underwriters selected for such offering shall be selected by a majority of registering Holders and reasonably acceptable to the Company. The majority of registering Holders shall provide the Company with notice of the identity of the managing underwriter or underwriters they have selected a reasonable time prior to the commencement of any such underwritten offering.

            Section 5.02: Piggyback Registration.

            (1) If the Company or any Controlling Stockholder at any time proposes to register any of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan, or a merger, acquisition or exchange offer as to which Rule 145 promulgated under the Securities Act is applicable and other than an initial public offering in which the Company is the only offeror), whether or not for sale for its own account, the Company shall give prompt written notice to the Holders of each such intended registration by the Company and the Holders shall be entitled to request that the Company or such Controlling Stockholder include in any such registration any number of Registrable Securities then owned (or issued upon conversion of any Registrable Securities then owned) by the Holders, subject to the limitations set forth in Section 5.03(1) hereof.

            (2) Upon the written request of any Holder made within 20 days after the giving by the Company of any such notice of intention to register (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder (subject to the restrictions set forth in Section 5.03(1) hereof); provided, however, that (i) if at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company or such Controlling Stockholder, shall determine for any reason not to' register such Registrable Securities, either the Company or such Controlling Stockholder may, at its election, give written notice of such determination to each such Holder and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities on behalf of such Holder in connection with such registration (but not from its obligation to pay the Registration Expenses (as hereinafter defined) in connection therewith), and (ii) if such registration involves an underwritten offering, such Holder shall sell its Registrable Securities to the underwriters selected by the Company or such Controlling Stockholder on the same terms and conditions as apply to the Company or such Controlling Stockholder provided, however, that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification from the managing underwriter of the price at which such securities are to be sold, if such price is below the price specified by the Company or such Controlling Stockholder in the notice of intention to register, such requesting Holder shall then have the right to withdraw its request to have its shares included in such registration statement.

            (3) The Company and, subject to the requirements of Section 5.03(9) hereof, other Holders of applicable securities of the Company may include such securities in such registration if, but only if, the managing underwriter concludes that such conclusion will not interfere with the successful marketing of all the Registrable Securities requested to be included in such registration.

            Section 5.03: General Provisions.

            (1) If a registration pursuant to Article V hereof involves an underwritten offering and the managing underwriter advises the Company in' writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then
(A) if the registration was initiated by the Company pursuant to Section 5.02(1) hereof, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the number of Registrable Securities requested by each Holder to be included in such registration which, in the opinion of such underwriters, can be sold, such amount to be allocated pro rata among the Holders requesting registration in accordance with the aggregate number of Registrable Securities owned by such Holders, and (iii) third, the number of securities of the Company requested by Persons or Controlling Stockholders having registration rights enforceable against the Company with respect to such securities (collectively, the "Other Holders") to be included in such registration which, in the opinion of such underwriters, can be sold, (B) if the registration was initiated by an Initiating Holder pursuant to Section
5.01 hereof, then the Company shall include in such registration (i) first, number of Registrable Securities requested by each Holder to be included in such registration which in the opinion of such underwriters, can be sold, such amount to be allocated pro rata among the Holders requesting registration in accordance with the aggregate number of Registrable Securities owned by such Holders, respectively, (ii) second, the number of shares of Common Stock requested by the Company to be included in such registration, and (iii) third, the number of securities of the Company requested by Other Holders to be included in such registration which, in the opinion of such underwriters, can be sold, and (C) if the registration was initiated by Other Holders, then the Company shall include in such registration (i) first, the number of securities of the Company requested by such Other Holders to be included in such registration, (ii) second, the number of Registrable Securities requested by each Holder to be included in such registration which in the opinion of such underwriters, can lie sold, such amount to be allocated pro rata among-the Holders requesting registration in accordance with the aggregate number of Registrable Securities owned by such Holders, respectively, and (iii) third, the number of shares of Common Stock requested by the Company to be included in such registration.

            (2) Upon the written request of the managing underwriter of any underwritten offering of the Company's equity securities, no Holder of Registrable Securities shall sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 30 days before the effective date and 90 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. In addition, the Company will use its best efforts to cause each of the officers and directors of the registrant to enter into substantially similar hold-back agreements with such managing underwriter covering at least the same period.

            The Company agrees (A) not to effect any public or private sale or distribution of its equity securities during the 30-day period prior to, and during the 90-day period after, the effective date of each underwritten offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such underwritten offering or pursuant to registrations on Forms S-4 or S-8) and (B) not to issue any equity securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if and to the extent permitted hereunder).

            (3) Each Holder shall furnish the Company such information regarding such Holder and the distribution of its Registrable Securities as the Company may from time to time reasonably request in writing in connection with the Registration Statement (and the prospectus contained therein).

            (4) In the case of a registration pursuant to Section 5.02 hereof, the Company shall have the right to designate the managing underwriter in any underwritten offering.

            (5) All expenses incident to all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on securities exchanges or NASDAQ, fees and disbursements of counsel for the Company and its independent certified public accountants, the reasonable fees and disbursements of one counsel for the Initiating Holders or if there is no Initiating Holder, one counsel for the Holders requesting registration hereunder or thereunder designated by a majority of such Stockholders and Holders, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Except as provided above, the Company will not have any responsibility for any of the expenses of any Holder incurred in connection with any registration hereunder, including, without limitation, underwriting discounts or commissions attributable to the sale of Registrable Securities.

            (6) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 5.01 and 5.02 hereof, the Company will, as expeditiously as possible:

            (i) prepare and file with the SEC the requisite Registration Statement to effect such registration and thereafter use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the registrant shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters, and the registrant shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

            (ii) prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may reasonably be requested by any Holder of Registrable Securities or any underwriter of Registrable Securities or as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

            (iii) furnish to each selling holder of Registrable Securities covered by such Registration Statement, such number of conformed copies of such Registration Statement and of each such amendment, post-effective amendment and supplement thereto (in each case including all exhibits, appropriately redacted in the case of those exhibits filed' on a confidential basis), and so long as the Company is required to keep such Registration Statement effective pursuant to subdivision (ii) such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such selling holder may reasonably request;

            (iv) use its best efforts (x) to register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the selling holder of Registrable Securities covered by such Registration Statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and
      (z) to take any other action that may be necessary or advisable to enable such selling holders to consummate the disposition in such jurisdictions of the securities to be sold by such selling holders, except that the Company shall not for any, such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (iv), be obligated to be so qualified, (b) become subject to taxation in any jurisdiction where it would not then be so subject or (c) take any action that would subject it to general service of process in any such jurisdiction;

            (v) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the selling holder or selling holders of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (vi) furnish at the effective date of such Registration Statement and the date of closing of the sale of the Registrable Securities (whether or not such sale is underwritten), to each selling holder of Registrable Securities, and each such selling holder's underwriters, if any, a signed counterpart of:

                  (A) an opinion of counsel for the Company, dated the effective date of such Registration Statement (or such date of sale, as applicable), and

                  (B) a "comfort" letter signed by the independent public
            accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement,

      covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants comfort letters delivered to the underwriters in underwritten public offerings of securities;

            (vii) notify each selling holder of Registrable Securities covered by such Registration Statement at any time when:

                  (A) a prospectus or any supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                  (B) a request is made by the SEC for amendments or supplements to the Registration Statement, a prospectus related thereto or for additional information,

                  (C) the SEC issues an order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                  (D) the representations and warranties of the Company
            contemplated by clause (i) of paragraph (7) below cease to be accurate in all material respects,

                  (E) the registrant receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                  (F) a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and promptly prepare and, at the request of any such selling holder, furnish to it a reasonable number of copies of a supplement to or any amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and, if required, make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such selling holder of Registrable Securities a copy of any amendment or supplement to such Registration Statement or prospectus;

            (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such registration;

            (x) use its best efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or trading market on which the Company's Common Stock is then listed;

            (xi) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

            (xii) if requested by the managing underwriter or a Holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a supplement or post-effective amendment such information as the managing underwriter and the Holders of a majority of the shares of Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

            (xiii) promptly prior to the filing of any document which is to be incorporated by' reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriter" if any, and make the registrant's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request;

            (xiv) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

            (xv) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

            (7) (i) If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration effected pursuant to Section 5.01 hereof, the Company will use all reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Initiating Holders and the underwriters and to contain such representations and warranties by the Company and such other terms as are customary in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.03(8) hereof. The Holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such Holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such Holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

                (ii) If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 5.02 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder in the notice given to the Company by such requesting Holder under Section 5.02, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 5.03(1) hereof. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders, of Registrable Securities. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution or any other representations required by applicable law.

                 (iii) In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Warrant, the Company will give the holders of Registrable Securities registered under such Registration Statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall promptly notify such holders and their counsel of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (8) (i) In connection with any registration of Registrable Securities of any Holder pursuant to Sections 5.01 or 5.02 hereof, the Company agrees to indemnify, to the full extent permitted by law, each Holder, each other person or entity which participates as an underwriter in the offering or sale of such shares and each other person or entity which controls such holder or any such underwriter (within the meaning of the Securities Act), and their respective directors, officers, partners, agents and affiliates, against all losses, claims, damages, liabilities and expenses (including attorneys' fees and disbursements) to which such holder or underwriter or any such director, officer, partner, agent, affiliate or controlling person or entity may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission if (x) such untrue statement or omission is completely corrected in an amendment or supplement to such preliminary prospectus or prospectus, the seller of the Registrable Securities has an obligation under the Securities Act to deliver a prospectus or prospectus supplement in connection with such sale of Registrable Securities and the seller of Registrable Securities thereafter fails to deliver such prospectus or prospectus supplement as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage or liability after the Company has furnished such seller with a sufficient number of copies of the same, or (y) such untrue statement or omission is caused by or contained in any information with respect to any Holder furnished in writing to the Company by the Holder expressly for use therein, or caused by the Holder's failure to deliver to a prospective purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, partner, employee, agent, affiliate or controlling person and shall survive the transfer of Registrable Securities by such Holder.

                 (ii) In connection with any registration in which the Holders are participating, each Holder will furnish to the Company in writing such information with respect to it as the Company reasonably requests for use in connection with any such Registration Statement, prospectus or preliminary prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) and, in connection with an underwritten offering, each underwriter and each person who controls the underwriters (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including attorneys' fees and disbursements) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is in conformity with and contained in any information with respect to any Holder so furnished in writing by the Holder expressly for use therein; provided, however, that (x) the indemnifying party shall not be liable in any such case to the extent that any such statement or omission is completely corrected in the final prospectus, in the case of a preliminary prospectus, or in an amendment or supplement to a prospectus or prospectus supplement and (y) the liability of such indemnifying party under this Section 5.03(8) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Registrable Securities by such Holder.

                 (iii) Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Warrant (provided; however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under Sections 5.03(8)(i) and (ii) hereof except to the extent that the indemnifying party is materially prejudice by such failure to give notice) and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will' not be subject to any liability for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed.

                 (iv) If the indemnification provided for in this Section 5.03(8) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses,,, claims, damages, liabilities or expenses referred to therein, then the indemnifyingg"l5drty, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.03(8)(iii), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.03(8)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            If indemnification is available under this Section 5.03(8), the indemnifying parties shall indemnify the indemnified party to the full extent provided in Sections 5.03(8)(i) and 5.03(8)(ii) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5.03(8)(iv).

            (9) If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the SEC such information as the SEC may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such Registrable Securities. The Company shall furnish to the Holders forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144,
(ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) such other reports and documents as the Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holders to sell any such Registrable Securities without registration.

            (10) Except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree to register any equity securities under the Securities Act unless such agreement specifically provides that:

                  (a) the Holder of such equity securities may not participate in any Demand Registration without the consent of a majority of the Holders included in such registration unless:

                        (i) the offering of the Registrable Securities is to be
                  a Firm Commitment Underwritten Offering and the managing underwriter concludes that the public offering or sale of such equity securities would not interfere with the successful marketing of all Registrable Securities requested to be sold and

                        (ii) the Holders of Registrable Securities shall have
                  the right to participate, to the extent they may request, in any registration statement initiated under a demand registration right exercised by the Holder of such equity securities, except that if the managing underwriter of a public offering made pursuant to such a demand registration limits the number of shares of equity securities to be sold, the participation of the Holders of Registrable Securities and the Holders of all other equity securities (other than the equity securities held by such Holder of equity securities) shall be determined as set forth in Section 5.02 hereof,

                  (b) the Holder of such equity securities may not participate in any Piggyback Registration if the sale of Registrable Securities is to be underwritten unless, if the managing underwriter limits the total number of shares to be sold, the Holders of such equity securities and the Holders of Registrable Securities are entitled to participate in such underwritten distribution based on the order of priority set forth in Section 5.02 hereof, and

                  (c) all equity securities excluded from any registration as a result of the foregoing limitations may not be publicly offered or sold for a period (not to exceed at least 30 days prior to the effective date and 90 days thereafter) that the managing underwriter reasonably determined is necessary in order to effect the underwritten public offering of Registrable Securities pursuant to this Warrant.

                                   ARTICLE VI

                                  OTHER MATTERS

            Section 6.01: Successors and Assigns. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

            Section 6.02: No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Warrant or otherwise conflicts with the provisions hereof.

            Section 6.03: Adjustments Affecting Registrable Securities. The Company will not take any action outside the ordinary course of business, or permit any change within its control to occur outside the ordinary course of business, with respect to the Registrable Securities, which is without a bona fide business purpose, and which is intended to interfere with the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Warrant.

            Section 6.04: Integration/Entire Agreement. This Warrant, the Securities Purchase Agreement, the Certificate of Incorporation and the Certificate of Designations are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein with respect to the registration rights granted by the Company with respect to the Warrants. This Warrant, the Securities Purchase Agreement, the Certificate of Incorporation and the Certificate of Designations supersedes all prior agreements, and understandings between the parties with respect to such subject matter (other than warrants previously issued by the Company to the Warrantholder).

            Section 6.05: Amendments and Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section 6.05 whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

            Section 6.06: Counterparts. This Warrant may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            Section 6.07: Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York.

            Section 6.08: Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            Section 6.09: Attorneys' Fees. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provisions hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

            Section 6.10: Computations of Consent. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Warrantholder or subsequent Holders if they are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            Section 6.11: Transfer of Warrant. Warrantholder by its acceptance hereof agrees that it will not (x) transfer any portion of this Warrant unless such portion is exercisable for at least 1,000 Warrant Shares or (y) directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of this Warrant or any portion hereof (or solicit any offer to buy, purchase, or otherwise acquire or take a pledge of the Warrant or any portion hereof), except in compliance with the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

            Section 6.12: Survival. The rights of the Holders set forth in
Article V of this Warrant shall not terminate, expire or be impaired in any manner upon the exercise of a Warrant in whole or in part.

            Section 6.13: Notice. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered in Person or by registered mail (return receipt requested): (i) if to the Holder, addressed to it at American Re-Insurance Company, College Road East, Princeton, New Jersey 08543-5241, telecopy: (609) 243-4992, Attention: George P. Judd, Assistant General Counsel and Assistant Secretary (with copies to Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606, telecopy: (312) 993-9767, Attention: Christopher D. Lueking, Esq.) or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address and (ii) if to the Company, addressed to it at Tower Group, Inc. c/o Tower Insurance Company of New York, 110 William Street, 4th Floor, New York, New York 10038, telecopy: (212) 233-1383,
Attention: Michael H. Lee.

            The Company may change its address by written notice to the Holder and the Holder may change its address by written notice to the Company.

            IN WITNESS WHEREOF the Company, by an officer authorized to act on its behalf, has set its hand to this Warrant effective as of the 15th day of January, 1997.

                                        TOWER GROUP, INC.




                                        By:      /s/ Michael H. Lee
                                                 -------------------
                                        Name:    Michael H. Lee
                                                 -------------------
                                        Title:   President
                                                 -------------------

                                SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)



            The undersigned registered holder of this Warrant irrevocably exercises this Warrant for and purchases __________ Warrant Shares purchasable upon exercise of this Warrant and herewith makes payment therefor in the amount of $__________, all at the price and on the terms and conditions specified in this Warrant, and requests that certificates in the denomination or denominations specified below for the Warrant Shares hereby purchased (and any other securities or property issuable or deliverable upon such exercise) be issued in the name of and delivered to _________________________, whose' address is ___________________, and, if such Warrant Shares shall not include all of the Warrant Shares issuable under this Warrant, that a new Warrant of like tenor and date for the balance of the Warrant Shares so issuable be delivered to the undersigned.

Dated:


------------------------------------------------------------
(Signature of Registered Holder)


------------------------------------------------------------
(Street Address)


------------------------------------------------------------
(City) (State) (Zip Code)


Denominations: